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COMMON SENSE TRUST - COMMON SENSE MONEY MARKET FUND

PROXY SOLICITED BY THE BOARD OF
DIRECTORS

The undersigned holder of shares of Common Sense Trust -
Common Sense Money Market Fund (the "Money Market Fund") , hereby appoints
						attorneys and proxies for the undersigned with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of  Money Market Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Money Market Fund to be held at the offices of the Money Market Fund,
One Parkview Plaza, Oakbrook Terrace, Illinois 60181 on December 18, 1997
at   a.m. Chicago time and any adjournment  or adjournments thereof.   The
undersigned hereby acknowledges receipt of the Notice of Special
Meeting and Prospectus/Proxy Statement dated     , 1997 and hereby instructs
said attorneys and proxies to vote said
shares as indicated herein.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.  A majority of the proxies present and acting at the
Special Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder.  The undersigned hereby revokes any proxy previously given.

PLEASE SIGN, DATE AND RETURN
PROMPTLY IN THE ENCLOSED ENVELOPE

Date:  _______________________

NOTE: Please sign exactly as your
name appears on this Proxy.  If joint
owners, EITHER may sign this Proxy.
When signing as attorney, executor,
administrator, trustee, guardian or
corporate officer, please give your
full title.





Signature(s) (Title(s), if
applicable)


VOTE THIS VOTING INSTRUCTION CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS

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Please indicate your vote by an "X" in the appropriate box below.  This proxy, if properly executed,
will be voted in the manner directed by the undersigned shareholder.
IF NO DIRECTION IS MADE, THIS
PROXY WILL BE VOTED FOR THE PROPOSAL.
							FOR       AGAINST      ABSTAIN
1. To approve the Agreement and Plan of Reorganization dated as of
October 14, 1997
providing for:
(i) the acquisition of all or substantially all of the assets of Common
Sense Trust - Common Sense Money Market Fund (the " Money Market Fund")
by Smith Barney Money Funds, Inc. - Cash Portfolio (the "Cash Portfolio") in
exchange for Class A shares of the Cash Portfolio and the assumption by the Cash Portfolio of all stated
liabilities of the Money Market Fund; (ii) the distribution of such shares of the Cash Portfolio to shareholders of the Money Market Fund in liquidation of the Money Market Fund; and (iii) the subsequent termination of the Money Market Fund.